SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2002

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1110 Spring Street Silver Spring, MD	20910

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Item 5. Other Events.

     On August 16, 2002, United Therapeutics Corporation (the “Company”) issued a press release announcing the appointment of Michael P. Joseph to the Company’s board of directors. A copy of the press release is attached hereto and incorporated herein by this reference.

     As previously disclosed, the Company had the right to acquire an additional $2.5 million of stock and convertible debt in AltaRex Corp. (“AltaRex”) in August 2002 in connection with the exclusive license of a platform of five immunotherapeutic monoclonal antibodies for use in ovarian, prostate, lung, breast, multiple myeloma and other forms of cancer. Payment of the $2.5 million was required to maintain the Company’s rights to these products. On August 15, 2002, United Therapeutics exercised its right and (i) purchased 3.25 million common shares of AltaRex for a total purchase price of U.S. $1,625,000, (ii) purchased a debenture in the principal amount of U.S. $875,000, of which U.S. $441,690 will automatically convert into 883,380 common shares of AltaRex on August 20, 2002, and (iii) will receive an additional 100,000 common shares on August 21, 2002. After giving effect to the issuance of the common shares to be issued upon exercise of the warrant and upon conversion of the debentures described above, United Therapeutics understands that it will hold approximately 19.9% of the outstanding common shares of AltaRex.

Item 7. Exhibits

(c) Exhibits

Exhibit No	Description of Exhibit

99.1	Press release dated August 16, 2002.

99.2	Exclusive license agreement dated April 17, 2002 between AltaRex Corp. and Unither Pharmaceuticals, Inc., a subsidiary of the Company, incorporated by reference to Exhibit 10.12 of the Company’s Form 10-Q for the fiscal quarter ended June 30, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated:	August 16, 2002	By: /s/ Paul A. Mahon

Name: Paul A. Mahon
Title: Senior V.P. and General Counsel

EXHIBIT INDEX

Exhibit No	Description of Exhibit

99.1	Press release dated August 16, 2002